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                                                                    Exhibit 23.1





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Tele-Communications, Inc.:


We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-57409, 33-57469, 33-63139, 33-64127,
33-65311, 33-65493, 33-65497, 333-00265, 333-00717, 333-00765, 333-00835,
333-06723, 333-07615, 333-27039, 333-29849, 333-40131, 333-41435 and 333-44745)
on Form S-3, the Registration Statements (Nos. 333-28613-01 and 333-29451) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-60839, 33-60843, 33-64827, 33-64829, 33-64831, 33-65485, 33-65487, 333-06177,
333-06179, 333-16025, 333-16027, 333-40141 and 333-42917) on Form S-8 of
Tele-Communications, Inc. of our reports dated March 20, 1998, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, which reports appear in the December 31, 1997 annual report on Form 10-K of Tele-Communications, Inc.




                                            KPMG Peat Marwick LLP



Denver, Colorado
March 23, 1998